UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2012

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-3615
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of December 10, 2012, Scott A. Angelle, 51, has been elected to the Board of Directors of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”). Mr. Angelle will participate in the compensation program for the Company’s outside directors, described on pages 150 through 152 in the Partnership’s Annual Report to the SEC on Form 10-K for 2011 (filed February 24, 2012), as the same may be amended from time to time. Mr. Angelle will be appointed to serve on the Company’s Audit Committee, Compensation Committee and Conflicts Committee, and his compensation for the 2012 board year will be prorated to reflect the commencement date of his service on the Board.

Mr. Angelle is not an employee of the Company, or any of its subsidiaries or affiliates. There is no arrangement or understanding between Mr. Angelle and any other person pursuant to which he was elected. There are no related person transactions in which Mr. Angelle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Safe Harbor Statement

Statements contained in this report, or the exhibits to this report, that state the Partnership’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Partnership’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Partnership has filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Vice President, General Counsel & Secretary

December 10, 2012

Philadelphia, PA